UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
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☑	Definitive Information Statement

VAN ECK FUNDS
(Name of Registrant as Specified in its Charter)

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IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.vaneck.com.

VAN ECK FUNDS
MULTI-MANAGER ALTERNATIVES FUND

335 Madison Avenue, 19th Floor
New York, New York 10017

INFORMATION STATEMENT

January 18, 2013

          This Information Statement provides information regarding (i) Tiburon Capital Management, LLC (“Tiburon”), an existing sub-adviser for the Multi-Manager Alternatives Fund (the “Fund”), a portfolio series of Van Eck Funds (the “Trust”), and (ii) Horizon Asset Management LLC (“Horizon”), a new sub-adviser for the Fund.

          At an in-person meeting on June 29-30, 2011, the Board of Trustees of the Trust (the “Board”), comprised solely of Trustees who are not “interested persons” of the Trust or any of its series, authorized Van Eck Associates Corporation, the Fund’s investment adviser (the “Adviser”) to enter into a sub-advisory agreement with Tiburon. The Adviser entered into a sub-advisory agreement (the “Initial Agreement”) with Tiburon on November 9, 2011. At an in-person meeting on June 28-29, 2012 (the “June 2012 Meeting”), the Board approved the continuation of the Initial Agreement for an additional one-year period.

          Subsequent to the June 2012 Meeting, Tiburon informed the Adviser that, pursuant to agreements with Gray & Company (“Gray”), Gray would acquire control of Tiburon (the “Transaction”). Tiburon also informed the Adviser that at the time the Transaction closed (the “Closing”) the Initial Agreement would terminate automatically. For Tiburon to continue to manage a portion of the Fund’s assets following the Closing, it would be necessary for the Board to approve and for the Adviser to enter into a new sub-advisory agreement with Tiburon effective upon the Closing. At an in-person meeting of the Board held on September 27-28, 2012 (the “September 2012 Meeting”), the Board considered a proposal to authorize the Adviser to enter into a second sub-advisory agreement with Tiburon effective as of the Closing (the “Second Agreement”). The Adviser entered into the Second Agreement with Tiburon on October 26, 2012. The Initial Agreement and the Second Agreement are identical, except with respect to the dates of the agreements. All references to the “sub-advisory agreement” with Tiburon are references to both the Initial Agreement and the Second Agreement, except as otherwise specified, and all references to “New Sub-Adviser” and “New Sub-Advisers” are references to Horizon and/or Tiburon.

          At the September 2012 Meeting, the Board also authorized the Adviser to enter into a sub-advisory agreement with Horizon. The Adviser entered into a sub-advisory agreement with Horizon on October 26, 2012.

          This Information Statement provides information about the New Sub-Advisers, and discusses the terms of, and the Board’s considerations in approving, the sub-advisory agreements with the New Sub-Advisers. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (“SEC”), under which the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. As a condition of the Exemptive Order, the Adviser and the Trust are required to furnish shareholders with information about new sub-advisers and/or changes to the existing sub-advisory agreements.

THIS INFORMATION STATEMENT DOES NOT RELATE
TO A MEETING OF THE FUND’S SHAREHOLDERS OR TO ANY
ACTION BY SHAREHOLDERS. WE ARE NOT ASKING YOU
FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

          The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust currently consists of seven separate portfolio series. In addition to the Fund, the Trust consists of the following series: CM Commodity Index Fund, Emerging Markets Fund, Global Hard Assets Fund, International Investors Gold Fund, Long/Flat Commodity Index Fund (which has not commenced operations) and Unconstrained Emerging Markets Bond Fund.

          The Fund seeks to achieve consistent absolute (positive) returns in various market cycles. The Fund pursues its objective by allocating its assets among (i) investment sub-advisers (the “Sub-Advisers”, each a “Sub-Adviser”) with experience in managing alternative or non-traditional investment strategies, and (ii) affiliated and unaffiliated funds, including open end and closed end funds and exchange traded funds, which employ a variety of investment strategies (collectively, the “Underlying Funds”). The Fund is considered to be “non-diversified” which means that it may invest in fewer securities than a “diversified” fund.

          The existing Sub-Advisers to the Fund consist of the following: Acorn Derivatives Management Corp. (“Acorn”), Coe Capital Management, LLC (“Coe”), Dix Hills Partners, LLC (“Dix Hills”), KeyPoint Capital Management LLC (“KeyPoint”), Martingale Asset Management, L.P. (“Martingale”), Medley Credit Strategies, LLC (“Medley”), Millrace Asset Group, Inc. (“Millrace”), PanAgora Asset Management, Inc. (“PanAgora”), RiverPark Advisors, LLC (“RiverPark”), SW Asset Management, LLC (“SW”), and Tiburon. As of the date of this Information Statement, the Fund’s assets allocated to Sub-Advisers are allocated among Coe, Horizon, KeyPoint, Millrace, RiverPark, SW and Tiburon.

          The Adviser determines the allocation of the Fund’s assets among the various Sub-Advisers and Underlying Funds. In selecting and weighting investment options, the Adviser seeks to identify Sub-Advisers and Underlying Funds which, based on their investment styles and historical performance, have the potential, in the opinion of the Adviser, to perform independently of each other and achieve positive risk-adjusted returns in various market cycles. This is referred to as “low correlation.” The degree of correlation of any given investment strategy of a Sub-Adviser or an Underlying Fund will, with other investment strategies and the market as a whole, vary as a result of market conditions and other factors, and some Sub-Advisers and Underlying Funds will have a greater degree of correlation with each other and with the market than others.

          By allocating its assets among a number of investment options, the Fund seeks to achieve diversification, less risk and lower volatility than if the Fund utilized a single manager or a single strategy approach. The Fund is not required to invest with any minimum number of Sub-Advisers or Underlying Funds, and does not have minimum or maximum limitations with respect to allocations of assets to any Sub-Adviser, investment strategy or market sector. The Adviser may change the allocation of the Fund’s assets among the available investment options, and may add or remove Sub-Advisers, at any time. For a variety of reasons, including capacity and regulatory limitations, not all the Sub-Advisers may be available to the Fund if it chooses to use them in the future.

          Each Sub-Adviser is responsible for the day-to-day management of its allocated portion of Fund assets. The Adviser has ultimate responsibility, subject to the oversight of the Board, to oversee the Sub-Advisers, and to recommend their hiring, termination and replacement. The Fund pays the Adviser a monthly fee at an annual rate of: (i) 1.00% of the Fund’s average daily net assets that are managed by the Adviser, and not by a Sub-Adviser, and that are invested in Underlying Funds; and (ii) 1.60% of the Fund’s average daily net assets with respect to all other assets of the Fund. The addition of the New Sub-Advisers as sub-advisers will not result in a change to the Adviser’s advisory fee.

          The Adviser has contractually agreed to waive fees and/or reimburse certain operating expenses (excluding Underlying Fund expenses, interest expense, dividends on securities sold short, trading expenses, taxes and extraordinary expenses) to the extent the total annual Fund operating expenses exceed 2.40% for Class A, 3.15% for Class C, 1.95% for Class I and 2.00% for Class Y of the Fund’s average daily net assets, until May 1, 2013. The agreement to limit the total annual Fund operating expenses is limited to the Fund’s direct operating expenses and, therefore, does not apply to any Underlying Fund fees and expenses, which are indirect expenses incurred by the Fund through its investments in Underlying Funds.

          The following table shows the advisory fee paid to the Adviser and the sub-advisory fees paid by the Adviser to the Fund’s Sub-Advisers during the twelve month period ended December 31, 2012.

Advisory Fee Paid to the Adviser	Advisory Fees Paid to the Adviser as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers as a % of Average Net Assets of the Fund

$718,045	1.15%	$259,193	0.42%

INFORMATION ABOUT THE NEW SUB-ADVISERS

Compensation

          Under the sub-advisory agreement between the Adviser and each New Sub-Adviser, the Adviser is responsible for all fees payable to the New Sub-Adviser for its services as a Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of the New Sub-Advisers to the Fund does not affect the management fees paid by the Fund or its shareholders.

Terms of the Sub-advisory Agreement

          The terms and conditions of the sub-advisory agreements with the New Sub-Advisers are substantially similar to those of each existing sub-advisory agreement with the Fund’s other Sub-Advisers, except that the fee rate to be paid to each New Sub-Adviser under its sub-advisory agreement may differ from the fee rate charged by the existing Sub-Advisers pursuant to their respective sub-advisory agreements. A copy of the form of sub-advisory agreement between the Fund and each New Sub-Adviser is attached as Exhibit A to this Information Statement.

          Generally, under the Fund’s sub-advisory agreement, the Sub-Adviser is responsible, with respect to the Fund’s assets allocated to such Sub-Adviser (“the Allocated Assets”), for:

•

providing an investment program for the Allocated Assets in consultation with, and subject to the overall supervision and review of, the Board and the Adviser, and in accordance with the Fund’s investment objectives, policies and restrictions, and with the Fund’s amended and restated master trust agreement, bylaws, and prospectus;

•	providing the office space, facilities and equipment required for managing the Allocated Assets;

•	placing orders to purchase and sell investments and selecting brokers and seeking the best overall terms available for such transactions;

•	maintaining books and records on portfolio transactions;

•	providing transactional information to the Fund’s custodian;

•	providing records and reports to the Adviser and the Fund’s Board as necessary; and

•	maintaining compliance policies and procedures.

Tiburon

          General

          Tiburon is an investment adviser registered with the SEC and is a subsidiary of Gray. Tiburon is located at 527 Madison Avenue, New York, New York 10022. As of November 30, 2012, assets under management were approximately $52 million.

          Investment Strategy

          Tiburon employs a long/short event-driven equity and fixed income strategy.

          Principal Officers

          The principal executive officers of Tiburon and their principal occupations are listed in the table below:

Name	Principal Occupation

Peter M. Lupoff	Portfolio Manager
Kenneth Staut	Senior Analyst
Charlie Trisiripisal	Senior Analyst

          Control Persons

          As of November 30, 2012, Peter M. Lupoff, Kenneth Staut and Charlie Trisiripisal c/o Tiburon Capital Management, LLC, 527 Madison Avenue, New York, New York 10022, owned of record or beneficially 10 percent or more of the outstanding voting securities of Tiburon.

          Similarly-Managed Funds

          Tiburon acts as an investment sub-adviser to the following registered investment companies that have an investment objective similar to that of the Fund:

Fund	Fund Size (as of 11/30/12)	Fees
Hatteras Hedged Strategies Fund	$134.46 million	*
SCA Absolute Return Fund	$49.24 million	*
SCA Directional Fund	$44.47 million	*
* Pursuant to manager-of-managers exemptive orders received from the U.S. Securities and Exchange Commission, the funds are not required to disclose sub-advisory fee rates.

Horizon

          General

          Horizon is an investment adviser registered with the SEC and is a subsidiary of Horizon Kinetics LLC. Horizon is located at 470 Park Avenue South, New York, New York 10016. As of November 30, 2012, assets under management were approximately $7.057 billion.

          Investment Strategy

          Horizon employs an opportunistic high yield strategy.

          Principal Officers

          The principal executive officers of Horizon and their principal occupations are listed in the table below:

Name	Principal Occupation

Murray Stahl	Chief Investment Officer, Chairman and Co-Founder
Steven Bregman	Director of Research and Co-Founder
Peter Doyle	Senior Portfolio Manager and Co-Founder
J. Douglas Kramer	Chief Executive Officer
Hugh Ross	Chief Operating Officer
Jay Kesslen	General Counsel

          Control Persons

          As of November 30, 2012, Murray Stahl, Steven Bregman and Peter Doyle c/o Horizon Asset Management LLC, 470 Park Avenue South, New York, New York 10016, owned of record or beneficially 10 percent or more of the outstanding voting securities of Horizon.

BOARD CONSIDERATIONS

          Approval of New Sub-Advisory Agreement with Horizon

          The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment advisers will be entered into only if it is approved, and will continue in effect from year to year, after an initial two-year period, only if its continuance is approved at least annually, by a board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund as defined in the 1940 Act, cast in person at a meeting called for the purpose of considering such approval.

          At the Subsequent Meeting, the Board considered authorizing the Adviser to enter into a new sub-advisory agreement with respect to the Fund, for an initial two-year term with Horizon, to serve as a sub-adviser for the Fund.

          The Board reviewed and considered information that had been provided throughout the year at regular Board meetings as well as information prepared specifically in connection with the Board’s deliberations with respect to the approval of the proposed sub-advisory arrangement for the Fund. This information included, among other things, information about the Adviser’s short-term and long-term business plans with respect to the Fund; a description of the proposed sub-advisory agreement, its terms, and the services to be provided and fees to be paid thereunder; and information regarding Horizon’s organization, personnel, investment processes and strategies, and key compliance procedures.

          In considering whether to approve a sub-advisory agreement with Horizon, the Board evaluated the following factors: (1) the nature, extent and quality of the services to be provided by Horizon; (2) the capabilities and background of Horizon’s investment personnel, and the overall capabilities, experience, resources and strengths of Horizon in managing other accounts utilizing similar investment strategies; (3) the terms of the sub-advisory agreement with Horizon and the reasonableness and appropriateness of the particular fee to be paid for the services described therein; (4) the willingness and ability of Horizon to implement its investment strategy for the Fund with a small amount of assets at the inception of the sub-advisory relationship; (5) the scalability of Horizon’s processes and procedures over time; and (6) the Fund’s structure and the manner in which Horizon’s investment strategy will assist the Fund in pursuing its investment objectives. The Board also met with representatives from Horizon.

          In considering the proposal to approve a sub-advisory agreement with Horizon, the Board noted that, combined, the members of Horizon’s portfolio management team have significant experience in the securities industry. The Board also considered the importance to the Fund of having access to investment advisers with experience running certain types of investment strategies and the relatively small number of investment advisers available to the Fund with experience in deploying these investment strategies, e.g. Horizon is experienced in high-yield, fixed income strategies.

          The Board concluded that Horizon is qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies, that Horizon’s investment strategy is appropriate for pursuing the Fund’s investment objectives, and that such strategy would be complementary to the investment strategies employed by the Fund’s other sub-advisers. The Board also concluded that the fees payable to Horizon for its services are reasonable.

          In view of the anticipated size of the Fund and the fact that Horizon is not affiliated with the Adviser, the Board did not consider the profitability of Horizon to be relevant to its consideration of the sub-advisory agreement.

          The Board did not consider any single factor as controlling in determining whether or not to enter into the sub-advisory agreement with Horizon. Nor are the items described herein all of the matters considered by the Board. Based on its consideration of the foregoing factors and conclusions, and such other factors and conclusions as it deemed relevant, and assisted by the advice of its independent counsel, the Board concluded that entering into the sub-advisory agreement, including the fee structure, is in the interests of shareholders, and accordingly, the Board approved entering into the sub-advisory agreement with Horizon.

          Approval of New Sub-Advisory Agreement with Tiburon

          At the September 2012 Meeting, the Board considered authorizing the Adviser to enter into the Second Agreement with Tiburon for an initial two-year term. The Board reviewed and considered information that had been provided at the in-person meeting held on June 29-30, 2011 at which the Board approved the Initial Agreement, as well as information prepared specifically in connection with the Board’s deliberations with respect to the approval of the Second Agreement. This information included, among other things, a description of the terms of the Second Agreement, the services to be provided and fee to be paid thereunder; and information regarding any changes that may occur following the Transaction to Tiburon’s organization, personnel, investment strategies, or key compliance procedures.

          In considering whether to approve the Second Agreement with Tiburon, in addition to the factors discussed above in connection with the approval of the Initial Agreement, the Board evaluated the following factors: (1) the terms of the Initial Agreement and Second Agreement, including with respect to the sub-advisory rate to be charged for sub-advisory services, will be identical (other than the effective dates thereof); (2) Tiburon has represented to the Board that the Transaction will not result in a change to the key personnel responsible for managing the assets of the Fund or the investment processes, strategies, or compliance policies and procedures of Tiburon; and (3) Tiburon has represented that Gray offers Tiburon a more robust operational, administrative and compliance infrastructure. Prior to taking action to approve the Second Agreement, the Board met with a representative of Tiburon.

          The Board concluded that, after the Closing of the Transaction, Tiburon will continue to be qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies and that the fees payable to Tiburon for its services are reasonable. Accordingly, the Board approved the Second Agreement and authorized the Adviser to enter into the Second Agreement with Tiburon effective upon the Closing.

ADDITIONAL INFORMATION ABOUT THE ADVISER AND THE TRUST

The Adviser

          The investment adviser and manager of the Fund is the Adviser, a Delaware corporation, pursuant to an Advisory Agreement with the Trust. The Adviser is an investment adviser registered as such with the SEC. Its principal business address is 335 Madison Avenue, 19th Floor, New York, New York 10017. John C. van Eck and members of his immediate family own 100% of the voting stock of the Adviser. The following chart provides information about the officers of the Trust who are also officers or employees of the Adviser:

Name	Position with the Adviser	Position with the Trust

Jan F. van Eck	President, Director and Owner	Chief Executive Officer and President

Bruce J. Smith	Senior Vice President, Chief Financial Officer, Treasurer and Controller	Senior Vice President

Russell G. Brennan	Assistant Vice President	Assistant Vice President and Assistant Treasurer

Charles T. Cameron	Director of Trading	Vice President

John J. Crimmins	Vice President	Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer

Wu Kwan Kit	Assistant Vice President, Associate General Counsel and Assistant Secretary	Assistant Vice President and Assistant Secretary

Susan C. Lashley	Vice President	Vice President

Thomas. K. Lynch	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer

Laura I. Martínez	Assistant Vice President, Associate General Counsel and Assistant Secretary	Assistant Vice President and Assistant Secretary

Joseph J. McBrien	Senior Vice President, General Counsel and Secretary	Senior Vice President, Secretary and Chief Legal Officer

Jonathan R. Simon	Vice President, Associate General Counsel and Assistant Secretary	Vice President and Assistant Secretary

Administrative and Accounting Services

          Shares of the Fund are offered on a continuous basis and are distributed through Van Eck Securities Corporation, 335 Madison Avenue, 19th Floor, New York, New York 10017, a wholly owned subsidiary of the Adviser.

          State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111 is the custodian of the Trust’s portfolio securities, cash, coins and bullion. The custodian is authorized, upon the approval of the Trust, to establish credits or debits in dollars or foreign currencies with, and to cause portfolio securities of the Fund to be held by its overseas branches or subsidiaries, and foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the SEC.

          DST Systems, Inc., 210 West 10th Street, Kansas City, MO 64105 serves as transfer agent for the Trust.

          Ernst & Young LLP, Five Times Square, New York, NY 10036 serves as independent registered public accounting firm for the Trust.

          Goodwin Procter LLP, Exchange Place, Boston, MA 02109 serves as counsel to the Trust.

Affiliated Brokerage Commissions

          For the fiscal year ended December 31, 2012, the Fund paid no commissions to brokers affiliated with the Adviser or the sub-advisers.

Outstanding Shares and Ownership of Shares

          Shares of the Fund issued and outstanding as of November 30, 2012 are indicated in the following table:

Fund	# of Shares

Multi-Manager Alternatives Fund

Class A	1,010,936

Class C	30,942

Class I	1,545,902

Class Y	1,463,000

Principal Shareholders

          As of November 30, 2012, the following persons beneficially owned more than 5% of the outstanding shares of a class of the Fund as indicated below:

Name of Shareholder and Address	Class	# of Shares of Class	Percentage of Class

UBS WM USA 000 11011 6100 Omni Account M/F Attn Department Manager 1000 Harbor Blvd, Fl. 5 Weehawken, NJ 07086-6761	A	1,535,422	38.28%

Van Eck Absolute Return Advisers Corp Attn Bruce Smith 335 Madison Avenue, 19th FL New York, NY 10017-4611	A	288,621	7.20%

UBS WM USA 000 11011 6100 Omni Account M/F Attn Department Manager 1000 Harbor Blvd, Fl. 5 Weehawken, NJ 07086-6761	C	25,480	82.35%

Van Eck Associates Corporation Attn Bruce Smith 335 Madison Avenue, 19th FL New York, NY 10017-4611	C	2,714	8.77%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	366,258	23.69%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	366,235	23.69%

Van Eck Absolute Return Advisers Corp. Attn Bruce Smith 335 Madison Avenue 19th FL New York NY 10017-4611	I	288,586	18.67%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	250,000	16.17%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	170,000	11.00%

LPL Financial A/C 1000-0005 9785 Towne Centre Drive San Diego, CA 92121-1968	Y	170,305	11.64%

Charles Schwab & Co Inc. Special Custody Acct FBO Customers Clearing & Plans 211 Main Street SF215FMT-05 San Francisco, CA 94105-1905	Y	142,917	9.77%

NFS LLC FEBO Dallas Jewish Community Fndtn 7800 Northaven Road Dallas, TX 75230-3226	Y	109,074	7.46%

          As of November 30, 2012, the officers and Trustees of the Fund owned as a group less than 1% of the outstanding shares of the Fund and each class of the Fund.

REPORTS AVAILABLE

          Copies of the Fund’s financial report will be furnished without charge upon request. Call Van Eck at 1-800-826-2333 or visit the Van Eck website at www.vaneck.com to request, free of charge, the annual or semi-annual reports or other information about the Fund. To reduce expenses, only one copy of the Fund’s annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a Fund shareholder. Call Van Eck at the above number if you need additional copies of the annual report or information statement or if you do not want the mailing of these documents to be combined with those for other members of your household.

EXHIBIT A

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the ____ day of ______, 20__ by and between ________, a corporation organized under the laws of the State of Delaware and having its principal place of business in _____, _____ (the “Sub-Adviser”) and Van Eck Associates Corporation, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the “Adviser”).

WHEREAS, Van Eck Funds (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (“1940 Act”); and

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (“Advisers Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers shares in one of such series, namely, Multi-Manager Alternatives Fund (the “Fund”) and invests the proceeds in securities and other assets; and

WHEREAS, the Trust has retained the Adviser to render management and advisory services; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets as may, from time to time, be allocated by the Adviser to the Sub-Adviser (the “Allocated Assets”) and the Sub-Adviser is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1.	APPOINTMENT OF SUB-ADVISER

With respect to the Allocated Assets the Adviser hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as investment adviser to the Fund pursuant to this Agreement, the obligation of the Adviser under this Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Adviser, the Adviser and other sub-advisers as the Adviser, in its sole discretion, deems appropriate. Adviser will determine and review with Sub-Adviser the investment policies of the Fund; and, with respect to the Allocated Assets, the Sub-Adviser shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Adviser will compensate the Sub-Adviser for its services to the Fund. The Adviser or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in their sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment adviser is selected.

2.	DUTIES OF SUB-ADVISER

With respect to the Allocated Assets only, the Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

     (a) Investment Program. The Sub-Adviser will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Adviser) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Allocated Assets shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Adviser will provide the services hereunder in accordance with the Fund’s investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust’s Registration Statement filed with the Securities and Exchange Commission, as amended from time to time, (together, the “Registration Statement”) and pursuant to any written guidelines provided by the Adviser, along with copies of the Trust’s Amended and Restated Master Trust Agreement and By-Laws as they may be amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Adviser and the Trust agree, subject always to the control of the Board and to the provisions of the Trust’s Amended and Restated Master Trust Agreement, the Trust’s By-Laws and the 1940 Act. With respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. Sub-Adviser will adopt, or has adopted, and will maintain procedures reasonably designed to ensure compliance.

     (b) Office Space and Facilities. The Sub-Adviser will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Assets.

     (c) Personnel. The Sub-Adviser shall provide executive and clerical personnel for managing the Allocated Assets, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Adviser or its affiliates, except as otherwise provided herein.

     (d) Portfolio Transactions. All orders placed by the Sub-Adviser for the purchase and sale of portfolio securities shall be for the account of the Fund with brokers or dealers selected by the Sub-Adviser. The Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub- Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser, Sub-Adviser, or another of the Fund’s Sub-Adviser, or affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 procedures that the

Trust’s Board of Trustees shall adopt from time to time. The Sub-Adviser agrees that it will not consult with any other investment adviser to the Fund concerning transactions on behalf of the Fund.

     (e) In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Allocated Assets. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund’s custodian and record keeping agent.

     (f) The Sub-Adviser will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments. The Sub-Adviser, or its agent, will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek assistance from, or identifies for review, the Sub-Adviser. The Sub-Adviser, or its agent, shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

     (g) The Sub-Adviser, or its agent, will provide the Trust or the Adviser with all of the Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Adviser, or its agent, will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

     (h) The Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund’s portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Adviser may reasonably request.

     (i) In managing the Allocated Assets and carrying out its obligations under this Agreement, the Sub-Adviser shall be entitled to receive and act upon advice of counsel to the Trust, counsel to the Adviser or counsel to the Sub-Adviser.

     (j) In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or any sub-adviser to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Fund in securities or other assets, other than for purposes of complying with the conditions of paragraph (a) and (b) of Rule 12d3-1 under the 1940 Act.

3.	EXPENSES OF THE TRUST

Except as provided in sections 2(d) and (h) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund. The Fund shall be responsible for all its own expenses.

Notwithstanding the foregoing, the Sub-Adviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken by the Sub-Adviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Sub-Adviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the prospectus. Application of this provision will not apply where the above-

described changes can be implemented through annual updates or revisions otherwise required of the Adviser but not prompted solely as a result of actions taken by the Sub-Adviser.

4.	SUB-ADVISORY FEE

For the services and facilities to be provided to the Fund by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay the Sub-Adviser a fee, payable monthly, at the annual rate of [__]% of the Fund’s average daily net Allocated Assets from the Advisory fee it receives from the Fund, as determined by the Trust or its third party administrator in accordance with procedures established, from time to time, by or under the direction of the Board. The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

5.	REPRESENTATIONS, COVENANTS AND WARRANTIES

     (a) The Adviser hereby represents and warrants as follows:

i.

That it is registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

     (b) The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

i.

It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

iii.	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

     (c) The Sub-Adviser hereby represents and warrants, with respect to the Allocated Assets, as follows:

i.

That it is registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

iii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

     (d) The Sub-Adviser hereby covenants and agrees, with respect to the Allocated Assets, that, so long as this Agreement shall remain in effect:

i.

It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

ii.	Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

iii.	It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

iv.

It shall promptly notify the Adviser and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Adviser and the Fund promptly with respect to written material that has been provided to the Fund or the Adviser by the Sub-Adviser for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information pertaining to the Sub-Adviser or Sub-Adviser’s services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Adviser, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading

6.	RELATIONS WITH TRUST

Subject to and in accordance with the Amended and Restated Master Trust Agreement and By-Laws of the Trust, the Articles of Incorporation and By-Laws of the Adviser, governing documents of the Sub-Adviser and any applicable law, rule or regulation, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Adviser is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Amended and Restated Master Trust Agreement, By-Laws and any applicable law, rule or regulation.

7.	LIABILITY OF ADVISER, SUB-ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

Neither the Adviser, Sub-Adviser nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser, Sub-Adviser or such persons against any liability, to the Trust or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

Notwithstanding the foregoing, the Sub-Adviser shall be liable for any loss suffered by the Trust or its shareholders in connection with any trade errors relating to the Allocated Assets by reason of any misfeasance or negligence in the performance of the Sub-Adviser’s duties under this Agreement.

8.	INDEMNIFICATION

(a)

Notwithstanding Section 7 of the Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (“Controlling Person”) the Sub-Adviser (all of such persons being referred to as “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Adviser), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement covering shares of the Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Adviser provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any willful misfeasance or gross negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(b)

Notwithstanding Section 7 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each controlling person of the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Adviser), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied in writing by the Sub-Adviser for inclusion in the Registration Statement covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to such material fact so supplied by the Sub-Adviser, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser, or any affiliated person of the Sub-Adviser by an Adviser Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Adviser provided however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance or gross negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(c)

Neither the Adviser nor the Sub-Adviser shall be liable under this Section with respect to any claim made against an Adviser Indemnified Person or Sub-Adviser Indemnified Person (together “Indemnified Person” or each an “Indemnified Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Indemnified Person.

(d)

The parties agree not to, directly or through an affiliate, make any claim against an indemnifying party hereunder for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection therewith, except to the extent such claims or damages result from the negligence or willful misconduct of such indemnifying party.

9.	DURATION AND TERMINATION OF THIS AGREEMENT

(a)

Duration. This Agreement shall become effective on the date hereof unless terminated as herein provided, this Agreement shall remain in full force and effect until July 31, 20___ and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)

Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other party.

(c)	Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

10.	CONFIDENTIALITY

(a)

The parties understand that proprietary and confidential information will, from time to time, be exchanged. Proprietary and confidential information may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about the Fund, the Adviser or Sub-Adviser; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (“Confidential Information”), provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this provision. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

(b)

Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by any Federal or State regulatory body, court, association, authority or agency such as the Financial Industry Regulatory Authority or the Securities and Exchange Commission; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

11.	PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.	MISCELLANEOUS

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.	USE OF NAME

(a)

It is understood that the name “Van Eck” or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Trust and Sub-Adviser have the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Fund. Upon termination of the Sub-Adviser Investment Advisory and Management Agreement between the Trust and the Adviser, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

(b)

It is understood that the name “__________” or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Adviser, Trust and/or Fund have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is investment adviser to the Fund. Upon termination of this Agreement the Trust and Adviser shall forthwith cease to use such name (or derivative or logo).

14.	PROXY VOTING

Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good-faith judgment, in a manner that it reasonably believes best serves the interest of the Fund’s shareholders, to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Fund are invested.

15.	LIMITATION OF LIABILITY

The term “Van Eck Funds” means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust.

16.	SERVICES NOT EXCLUSIVE

It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

17.	MEMBERSHIP OF MANAGER

The Sub-Adviser shall notify the Trust of any change in membership of the Sub-Adviser within a reasonable time after such change, to the extent such notification is required under Section 205(a)(3) of the Advisers Act (or any successor provision thereto).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION		[INSERT NAME OF SUB-ADVISER]

By:		By:

	Name:		Name:
	Title:		Title: